Exhibit 10.22

STANDARD FORM OF LOFT LEASE
The Real Estate Board of New York, Inc.
Agreement of Lease, made as of this 10 day of April in the year 2017, between 45 West 36th Street LLC party of the first part, hereinafter referred to as OWNER, and Cinedigm Corp. party of the second part, hereinafter referred to as TENANT,
Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Entire 7th Floor in the building known as 45 West 36th Street in the Borough of Manhattan, City of New York, for the terms of Two (2) Years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of May in the year 2019, and to end on the 30th day of April in the year 2021, and both dates inclusive, at the annual rental rate of As per paragraph 42.01 of the Rider which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first    monthly installment(s) on the execution hereof (unless this lease be a renewal).
In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:
Rent:
1.    Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:
2.    Tenant shall use and occupy the demised premises for General and Executive Offices provided such use Is in accordance with the certificate of occupancy lot the building, if any, and for no other purpose.
Alterations:
3.    Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior or the demised premises, using contractors or mechanics first approved In each instance by Owner, Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is riled against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any rime, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall restrain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, In which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal °Name from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner, at Tenant’s expense.
Repairs:
4.    Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire flour of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or runt arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Imam., and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore, If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, Invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the ease of fire or other casualty with regard to which Article 9 hereof shall apply.
Window Cleaning:
5.    Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.
Requirements of Laws, Fires Insurance, Floor Louds:
6.    Prior to the commencement of the lease term, if Tenant is then in possession , and as all times thereafter, Tenant shall at Tenant’s sole cost end expense. promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any visitation, order Of duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage, Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire

Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, al the beginning of this lease or to any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate fur the building or demised premises issued by a body making the insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the liner load per equate root area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position o f all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.
Subordination:
7.    This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part. and to all renewals, modifications, consolidations, replacements and extensions of any such underlying testes and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee. affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from to time to time execute promptly any certificate that Owner may request
Tenant’s Liability Insurance Property Loss, Damage, Indemnity:
8.    Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause or whatsoever nature, unless caused by, or due to. the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection orally private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for nay reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors. employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant. Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by retrain of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing. such approval not to be unreasonably withheld.
Destruction, Fire, and Other Casualty:
9.    (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenure shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises arc partially damaged or rendered partially unusable by fire or other casualty, the shortages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be an damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) day, after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the Jute set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination„ and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable Inventory and movable equipment, furniture, and other property. Tenant liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.

Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If. and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry Insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable oy Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives ere provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shrill govern and control in lieu thereof.
Eminent Domain:
10.    If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value or Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade limiters and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.
Assignment, Mortgage, Etc.:
11.    Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of immerge on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.
Electric Current:
12.    Rates and conditions in respect to submetering or rent inclusion, as the ease may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, end Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
Access to Premises:
13.    Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable limes, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner many elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities, Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the detained premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right in enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.
Vault, Vault Space, Area:
14.    No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding, Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or lithe amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.
Occupancy:
15.    Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises urea part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as at the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit,
Bankruptcy:
16    (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of arty state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises, If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reassemble rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such retelling shall be deemed to be the fair and reasonable rental value far the part or the whole of the demised premises so react during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by arty statute or rule of law in effect at the time when, and governing the proceedings in which, such damages arc to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.
Default:
17.    (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shalt be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, or which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained or shall be of a nature that the same cannot be completely cued or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.
(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part or either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.
Remedies or Owner and Waiver of Redemption:
18.    In case of any such, default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, fora term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions ur free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term or this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages, in computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, anti/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid, Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity, Tenant hereby expressly waives any and all rights or redemption granted by or under any present or future laws,
Fees and Expenses:
19.    If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, anti without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment or money, including but not limited to reasonable attorneys’ fees, in prosecuting or distending any action or proceeding, and prevails in any such action to proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.
Building Alterations and Managements:
20.    Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public pants of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value mil no liability on the part of Owner by reason or inconvenience, annoyance or injury to business arising front Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.
No Representations by Owner:
21.    Neither Owner one Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly net forth, and no rights, easements or licenses arc acquires! by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease, Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
End of Term:
22.    Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.
Quiet Enjoyment:
23.    Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.
Failure to Give Possession:
24.    If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding over or retention of possession of any tenant, undertenant or occupants, or if the demised premises arc located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possessions in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises. prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease, The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the Now York Real Property Law.
No Waiver:
25.    The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision adds lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payer of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payer, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.
Waiver of Trial by Jury:
26.    It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.
Inability to Perform:
27.    This lease and the obligation of Tenant to pay rent hereunder and perform all of the ether covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this louse, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions. alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing an by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason or any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.
Bills and Notices:
28.    Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered on made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so slated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (e) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and hills to Tenant may be sent by hand delivery.
Water Charges:
29.    if Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes, Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, on the first day of each month ____% ($200.00) of the total meter charges as Tenant’s portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant. or paid by Owner, for any of the reasons or purposes hereinabove set forth.
Sprinklers:
30.    Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition Ma penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making the insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work -involved shall be structural or non-structural in nature, Tenant shall pay to Owner as additional rent the sum of $200.00, on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory services.
Elevators, Heat, Cleaning:
31.    As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenure’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the a moot of such bills shun be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal or such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner, Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation oldie building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when accessary, by reason or accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.
Security:
32.    Tenant has deposited with Owner the sum of $ SEE RIDER 42.03 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other tarn as to which Tenant in in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions (this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former mount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner, In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all Liability fur the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Captions:
33.    The Captions are inserted only as a matter of convenience and for reference, and in no way define. limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:
34.    The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a pan, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the pardon or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed end agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays. and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shalt not be unreasonably delayed.
Adjacent Excavation-Shoring:
35.    If un excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.
Rules and Regulations:
36.    Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rotes or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.
Glass:
37.    Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever In and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises fur and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due front, and payable by Tenant when rendered, and the amount thereof shall be deemed to he, and be paid an, additional rent.
Estoppel Certificate:
38,    Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have Won paid, stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shalt be required of Tenant.
Directory Board Listing:
39.    If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such parsons or entities.
Successors and Assigns:
40.    The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall took only to Owner’s estate and interest inn the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or onsets of such Owner (or any partner, member, officer or director thereof, disclosed in undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.
SEE RIDER ANNEXED HERETO AND MADE PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the and year first above written.
/s/ Adam D. Smith
45 WEST 36TH STREET LLC, Landlord
Witness for Owner:

By: Adam D. Smith, Managing Agent [L.S.]
Cinedigm Corp., Tenant
Witness for Tenant:

/s/ Jonathan P. Donahue            /s/ William S. Sondheim, President
By:

ACKNOWLEDGEMENT
STATE OF NEW YORK,
ss.:
COUNTY OF

On the ______ day of ______ in the year     ____, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/ their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals) acted, executed the instrument.

NOTARY PUBLIC

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 36.
1.    The sidewalks, entrances, driveways, passages, courts. elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise end equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall attic building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand tracks, excerpt those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.
2.    The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.
3.    No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw. or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
4.    No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
5.    No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.    Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, in that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
7.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.
8.    Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.
9.    Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or boothlacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.
10.    Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8;00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.
11.    Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
12.    Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13.    Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.
14.    Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate, (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is nor separated and sorted us required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 14, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address 45 West 36th Street New York, New York 7th Floor Premises		Dated March in the year 2017
TO 45 West 36th Realty LLC to Cinedigm Corp.		Rent Per Year Rent Per Month
STANDARD FORM OF Loft Lease		Term From To
The Real Estate Board of New York, Inc. Copyright 2004, All rights Reserved. Reproduction in whole or in part prohibited.		Drawn by Checked by Entered by Approved by

Company:	Smith & Shapiro	S/N: PCF5-10919
Provided by:	Joshua Smith	Prepared using Software from Professional Computer Forms Co. 12/04

RIDER TO LEASE BETWEEN
45 West 36th Street LLC.,
AS LANDLORD AND
Cinedigm Inc., AS TENANT
The following provisions were agreed to prior to the execution and delivery of this Lease and are a part thereof. In case of any contradiction or inconsistency between any of the following provisions and the foregoing provisions of this Lease, the following provisions shall prevail. Any references to “Demised Premises”, “demised premises”, “premises”, or “Premises” in this Rider shall refer to the demised premises described in the foregoing Lease, and any references to the “Building” or “building” shall refer to that certain building located at 45 West 36’1’ Street, New York, New York, in which the Demised Premises are located.
ARTICLE 41
PREMISES; TERM: USE;
41.01    CROSS DEFAULT
Definitions:
“Sublease” — the sublease (this “Sublease”) is made as of the 10th day of April, 2017, between NTT Data, Inc, (f/k/a/ Misi Company Inc.) (“Sublessor” and/or “Prime Tenant”) and Cinedign Corp (“Sublessee” and/or “Tenant”), The term of the Sublease is anticipated to commence on or about July 1, 2017 and is set to terminate on April 29, 2019.
The lease, dated July 2008 (the “Misi Lease”) between 45 West 36th Street LLC (“Landlord”), as landlord, and Misi Company Inc, as tenant, effecting the Demised Premises. The term of the Lease is set to terminate on April 30, 2019.
In the event that there shall be any default in the Sublease and/or the Misi Lease then this Lease shall also be in default (cross default); provided, however, that in the event of a default of the Misi Lease by the tenant thereunder, Landlord shall provide notice of such default to Sublessee and Sublessee shall have the right, but not the obligation, to completely cure such default within five (5) business days thereafter, in which event, the Misi Lease shall remain in full force and effect. In the event that that either Sublease and/or Misi Lease is terminated for any reason or no reason whatsoever, then this Lease shall also be terminated upon notice to Tenant within five (5) business days thereafter,
PLEASE FILL OUT NOTICE PROVISOIN

ARTICLE 42
RENT; ADDITIONAL RENT;
41.02    COMMENCEMENT DATE; RENT COMMENCEMENT DATE
The term of the lease commences as of June 1, 2019 (“Rent Commencement Date”) and Tenant accepts the Demised Premises as is and where is in which Tenant shall be occupying same under the Sublease
ARTICLE 42
RENT; ADDITIONAL RENT;
42.01    RENT
Tenant shall pay monthly in accordance with the Lease annual rental rate (“Basic Annual Rent”) as follows:
From May 1, 2019 to April 30, 2020 $472,500.00 per annum
($39,375.00 per month)
From May 1, 2020 to April 30, 2021 $484,312.50 per annum
($40,359.37 per month)
42.02    ADDITIONAL CHARGES.
Any charges payable in addition to the Basic Annual Rent and/or additional rent specified in this lease shall be deemed additional rent hereunder.
42.03    TAXES.
(A)    Tenant agrees to pay as additional rent 8.33 percent (“Tenant’s Pro Rata Share”) of any and all increases in Real Estate Taxes (as hereinafter defined) above the Real Estate Taxes for the 2018/2019 Tax Year (hereinafter referred to as the “Base Tax Year”) imposed on the Property with respect to every Tax Year (as hereinafter defined) or part thereof during the term of this Lease, whether any such increase results from a higher tax rate or an increase in the assessed valuation of the Property, or both, or an increase in the Business Improvement District (BID) assessment.
(B)    Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid Tenant’s share of increases, Landlord shall, after deducting Landlord’s actual out-of-pocket expenses in connection therewith including without limitation attorney’s fees and disbursements, return to Tenant Tenant’s Pro Rata Share of such rebate except that Tenant may not obtain any portion of the benefits which may accrue to Landlord from any reduction in Real Estate Taxes for any Tax Year below those imposed in the Base Tax Year. Landlord’s liability for the amounts due under this paragraph shall survive the expiration of the term.

2

(C)    The amount due under this provision shall be collected as additional rent without set-off or deduction and shall be paid in the following manner: for each Tax Year during the Term after the Base Tax Year, Tenant shall pay to Landlord on the first day of the month an amount equal to 1/12th of Tenant’s Tax Payment for such Tax Year. For the avoidance of doubt, in no event shall Tenant have any liability for Real Estate Taxes for periods prior to the first (1st) anniversary of the Commencement Date.
(D)    Provided that Landlord demands the Tax Payment within 12 months from time it is due, Landlord’s failure during the Term to prepare and deliver any of the tax bills or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its right to collect any of the additional rent which may have become due during the Term. Tenant’s liability for the amounts due under this paragraph shall survive the expiration of the term not to exceed 12 months from date of expiration.
(E)    In no event shall any rent adjustment hereunder result in a decrease in the Basic Annual Rent.
(F)    Definitions:
(i)    “Property” shall mean the land and building of which the Demised Premises are a part.
(ii)    “Real Estate Taxes” shall mean taxes and assessment imposed thereon for any purpose whatsoever and also including taxes payable by Landlord to a ground lessor with respect thereto. If due to change in the method of taxation any franchise, income, profit, other tax, however, designated, shall be levied against Landlord’s interest in the property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such change in method of taxation shall be included in the term “Real Estate Taxes” for purposes hereof. Real Estate Taxes shall be calculated without taking into account (a) any discount that Landlord receives by virtue of any early payment of Real Estate Taxes, (b) any penalties or interest that the applicable Governmental Authority imposes for the late payment of Real Estate Taxes, or (c) any Excluded Amounts,
(iii)    “Excluded Amounts” shall mean (w) any taxes imposed on Landlord’s income, (x) franchise, estate, inheritance, capital stock, excise, excess profits, gift, payroll or stamp taxes imposed on Landlord, (y) any transfer taxes or mortgage taxes that are imposed on Landlord in connection with the conveyance of the Building and land or granting or recording a mortgage lien thereon, and (z) any other similar taxes imposed on Landlord.
(iv)    “Tax Year” shall mean each period of twelve (12) months commencing on the first day of July subsequent to the Base Tax Year, in which occurs any part of the Term or such other period of twelve (12) months occurring during the Term as hereinafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York, All such payments shall be appropriately pro-rated for any partial Tax Years occurring during the first and last years of the Term. A copy of the Tax Bill of the City of New York shall be sufficient evidence of the amount of Real Estate Taxes and calculation of the amount to be paid by Tenant.

3

(v)    “Tenant’s Tax Payment” shall mean, with respect to any Tax Year, the product obtained by multiplying (i) the excess of (A) Taxes for such Tax Year, over (B) the Real Estate Taxes for the Base Tax Year, by (ii) Tenant’s Pro Rata Share.
42.04    METHOD OF PAYMENT.
(A)    LATE FEES. If the Tenant shall fail to pay after the fifteenth (15th) day or the month any installment or payment of Basic Annual Rent or additional rent, Tenant shall be required to pay a late charge of two cents ($00.02) for each one dollar which remains so unpaid;. Such late charge is intended to compensate Landlord for additional expenses incurred by the Landlord in processing such late payments. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall he imposed monthly for each late payment.
(B)    APPLICATION OF MONEY PAID. If and whenever, Tenant is in arrears in payment of Basic Annual Rent or additional rent hereunder, or if Landlord receives any payment from Tenant, the Tenant waives its right, to designate the items under which any payments made by Tenant are to be credited, and the Tenant agrees that Landlord in its sole discretion may apply such of Tenant’s payments to any items or for any period(s) that Landlord chooses, notwithstanding any designation or request by Tenant as to the items or period(s) against which any such payments shall be credited.
42.05    LETTER OF CREDIT.
In lieu of a cash security deposit, on or before April 1, 2019 TIME BEING OF THE ESSENCE, Tenant shall deliver the security to Landlord in the form of a clean, irrevocable letter of credit (“Letter of Credit”) in the amount of $1 18,125.00 provided in form and substance reasonably satisfactory to Landlord and the Issuing Bank (as hereinafter defined), issued by and drawable upon any reputable commercial bank, trust company, national banking association or savings and loan association with offices for banking and drawing purposes in the State of New York (the “Issuing Bank”). The Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of $118,125,00 (c) have a term of not less than one (1) year, (d) permit multiple drawings, (e) be fully transferable by Landlord to any purchaser of the Real Property, (f) be payable to Landlord upon presentation of the Letter of Credit and a sight draft, and (g) contain as a condition to a draw the requirement of Landlord’s statement as to the existence of Tenant default under this Lease beyond any applicable notice and/or cure periods, if any. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (I) year each thereafter during the Term through the date that is at least thirty days after the second anniversary of the RCD, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested at do Samco Properties 116 East 27th Street, 3 floor, New York, NY 10016, not less than sixty (60) days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right to draw upon the Letter of Credit (in whole or in part) at any time or times that Landlord shall, under this Lease, be entitled to retain or apply all or any portion of the security. Landlord also shall have the right, upon receipt of a Non-Renewal Notice (and provided a substitute Letter of Credit is not delivered at least 20 days prior to the expiration of the letter of credit for which a Non-Renewal Notice was issued), to draw the full amount of the Letter of Credit, by sight

4

draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 42.05 and Article 32 of this Lease. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the State of New York.
(ii)    Provided that Tenant has not been if default with respect to payment of monthly installments of Annual Base Rent during the initial 12 months following the Rent Commencement Date and further provided that Tenant is not then in material default which is continuing beyond any applicable notice and/or cure period at the expiration of such 12 month period, then in that event, the security deposit shall be reduced by an amount equal to $39,375.00, in which event Landlord shall refund to Tenant, within 15 business days of the expiration of such 12 -month period, the sum of $39,375.00, or shall return the original Letter of Credit in exchange for a substitute Letter of Credit for such lesser amount and/or sign an instrument acceptable to the issuing bank reducing the Letter of Credit to $118,125.00. If the foregoing conditions to a reduction of the security deposit are not met, then Landlord shall not be obligated to return (or reduce, as applicable) the security deposit pursuant to this Article 42.06, however, in no event shall this Article 42,06 affect in any way Tenant’s right to the return of the security deposit as provided for in Article 31 of this Lease.
Tenant shall deposit as of the date hereof the sum of $39,375.00 representing rent security, which amount shall be applied to the first month’s rent unless Tenant shall be in default hereunder.
Transfer or Security. Upon a sale of the Building and an assignment of this Lease to the new landlord, Landlord shall transfer the cash security or the Letter of Credit, as applicable, to the assignee. Provided the new landlord assumes all obligations as landlord under this Lease in writing, Tenant shall look solely to the new landlord for the return of such cash security or Letter of Credit, and the provisions of this subsection shall apply to every transfer or assignment made of the security to a new landlord. Any cash proceeds of the Letter of Credit which are not otherwise applied or retained by Landlord as provided in this Article 42.05 shall be invested in an interest bearing account. If the new landlord requires that a new Letter of Credit be issued, the new landlord shall pay Tenant for the cost of said replacement or revised Letter of Credit.
Failure to post the rent security/letter of credit as provided in this paragraph after receipt of a reminder notice from Landlord with at least five (5) business days to cure such failure, shall make this lease void ab inicio.
ARTICLE 43
UTILITIES; BUILDING SERVICES
43.01    GENERALLY.
Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by Tenant except as otherwise provided herein.

5

43.02    ELECTRIC.
(A)    The Demised Premises are directly metered for electricity. Tenant shall pay directly to the utility company for all electric current used in the Demised Premises for light or power or any other purpose for the exclusive use of the Demised Premises and the operation of fans and other devices in the heating, air conditioning and ventilating system to be installed by Landlord as part of Landlord’s Initial Improvements, serving only the Demised Premises (the “HVAC Unit”).
(B)    Landlord shall not be responsible for the maintenance or repair of Tenant’s electrical system within the Demised Premises from the point beyond and including the panel box serving Tenant. Said repairs and maintenance shall be at Tenant’s sole cost and expense.
43.03    NO ABATEMENT. Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of any electric energy, elevator service, heat, or for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.
43.04    OVERTIME SERVICES; ELEVATORS; WATER
Heat shall not be provided on holidays deemed to be commercial building contract holidays of Local 3213-32J of Service Employees Union; all days, excluding Saturdays, Sundays and such holidays, are hereinafter referred to as “Business Days”. There shall be not less than one (1) elevator serving the Premises at all times. Tenant shall have access to Demised Premises on a 24/7/365 basis, Tenant during move-in shall be permitted to use the freight elevator free of charge.
ARTICLE 44
LANDLORD’S INITIAL IMPROVEMENTS; TENANT’S ALTERATIONS; TENANT OBLIGATIONS
44.01     INTENTIONALLY DELETED
44.02     INTENTIONALLY DELETED
44.03     INTENTIONALLY DELETED
44.04     TENANT’S ALTERATIONS.
(A)    Except as set forth herein, Tenant shall not make any alterations or improvements to the demised premises (“Alterations”) without first obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld, delayed, or conditioned. Tenant may, without Landlord’s consent, make merely decorative changes to the demised premises (such as, for example, the installation of carpeting or other customary floor coverings or painting or the installation of customary wall coverings) that in each case do not involve electrical, plumbing, or mechanical connections provided that Tenant or its contractor provided to
Landlord certificates of insurance as set forth in subdivision    of this paragraph. Any permitted Alterations shall be made in accordance with the requirements of local ordinances and public

6

authorities having jurisdiction thereover and further provided that the value of the property shall not be diminished thereby and further provided that:

(i)
For any work performed directly by Tenant or any contractor hired by Tenant or Tenant’s contractor, Tenant or Tenant’s contractor shall carry worker’s compensation insurance in accordance with the statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and Same Properties whose name and address have been furnished to Tenant shall be named as additional parties insured, but not less than two million dollars ($2,000,000.00), with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations and a five million dollar ($5,000,000.00) umbrella;

(ii)	Tenant shall furnish to Landlord a copy of all architectural drawing, plans or specifications for Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned; and

(iii)
For any work performed directly by Tenant or any contractor hired by Tenant or Tenant’s contractor, Tenant will hold Landlord harmless for any and all violations concerning work, permits, and filings required, all of which will be done at Tenant’s sole cost and expense.

(iv)	Each contractor performing A Iterations on behalf of Tenant shall indemnify Landlord with an indemnity agreement substantially in the form attached hereto and made a part hereof as Exhibit A.
44.05     USE OF PUBLIC CORRIDORS FOR SHIPPING.
Tenant shall not ship or receive goods, merchandise or inventory or use the public corridors of the building to ship or receive same and Tenant shall not at any time use any hand trucks or other wheeled vehicles in the public corridors of the building. The aforesaid shall be restricted to the freight passageways and freight elevator.
44.06     MAINTAIN LICENSES AND PERMITS.
Tenant covenants and agrees to obtain and maintain, at its sole cost and expense, all licenses and permits from the governmental authorities having jurisdiction thereof, necessary for the conduct of Tenant’s business in the Demised Premises, and Tenant will comply with all Laws applicable to the operation, occupancy, maintenance or use of the Demised Premises, provided that Tenant’s obligations under this Section 44.06 shall not in any way limit or abrogate Landlord’s obligations under Section 44.03 above. Tenant will indemnify and save owner harmless from and against any claims, penalty, loss, damage or expense, including reasonable attorneys fees of Landlord, imposed by reason of violation of any such Laws pertaining to the use by Tenant of the Demised Premises. Notwithstanding the foregoing, Tenant shall not be required to make any Alteration or other changes

7

to the structural components of the Building or to the building systems to comply with any Laws unless (a) such Alteration or other change is required by reason of Alterations having been performed by Tenant, or (b) such Alteration or other change is required by reason of the specific nature of the use of the Premises by Tenant (as opposed to the use of the Premises for the general purposes otherwise permitted under this Lease).
44.07     COMPLIANCE WITH RECYCLING LAWS.
Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future Laws regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Article, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord, provided that counsel chosen by Tenant’s insurer shall be deemed satisfactory. However, the foregoing shall not exculpate Landlord from loss or damage caused by Landlord’s negligence or willful misconduct.
44.08     COMPLIANCE WITH PRIVATE LAW.
Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, of which the Tenant has received actual written notice, (ii) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, (iii) cause or in Landlord’s reasonable opinion be likely to cause physical damage to the building or any part thereof, (v) constitute a public or private nuisance, (vi) impair the appearance character or reputation of the building, (vii) discharge objectionable fumes, vapors or odors into the building air-conditioning system or into the building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants, (viii) impair or interfere with any of the building services or the proper and economic heating cleaning, air-conditioning or other servicing of the building (other than the Demised Premises) or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the building, any such impairment or interference to be in the reasonable judgment of Landlord. However, the foregoing shall not exculpate Landlord from loss or damage caused by Landlord’s negligence or willful misconduct. Landlord acknowledges and agrees that Tenant’s intended use of the Demised Premises for general office use shall not constitute a violation of this Section 44.08.
44.09     HOLDOVER
If the Tenant holds over in possession of the Demised Premises after the expiration or sooner termination of the original Term or of any extended term of this Lease, such holding over shall not be deemed to extend the Term or renew the lease, but such holding over thereafter shall continue

8

upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over shall be, on a per diem basis, one hundred filly percent (150%) of the per diem Basic Annual Rent at the highest annual rent rate set forth in this Lease plus all of the additional rent required to be paid by the Tenant under this Lease, which total sum Tenant agrees to pay to the Landlord promptly upon demand, in full, without set-off or deduction; provided, however, that if such holding over shall continue for more than 60 days, then commencing on the 61st day of such holding over, such holdover percentage shall be increased to two hundred percent (200%). Neither the billing nor the collection of use and occupancy in the above shall be deemed a waiver of any right of Landlord to collect damages for Tenant’s failure to vacate the Demised Premises after the expiration or sooner termination of this Lease (provided in no event shall Tenant be liable for indirect or consequential damages).
44.10    INTENTIONALLY DELETED.
44.11    EXTERMINATION SERVICES.
Tenant at its sole cost and expense shall maintain such extermination services as are necessary to keep the Demised Premises free of pests and vermin at all times. Landlord shall enforce this provision on the other tenants in the buildings. In the event that Tenant determines in its reasonable judgment that the Demised Premises is subject to the infestation of pests and/or vermin, which infestation is the result of any other tenant’s occupancy of spaced located in the Building, Landlord shall be responsible at its sole cost and expense to remediate such infestation.
44.12     AIR CONDITIONING CONTRACT.
Tenant covenants and agrees to obtain and maintain at Tenant’s sole cost and expense an air-conditioning maintenance contract for the maintenance of the HVAC Unit with a reputable air-conditioning contractor reasonably acceptable to Landlord, at all times during the term of this Lease, and to promptly deliver a copy of such contract to the Landlord. The Tenant acknowledges and agrees that the HVAC Unit is Landlord’s property.
44.13     SECURITY SYSTEM.
Tenant may install, maintain and repair its own security system and security devices at the Demised Premises inasmuch as Tenant is solely responsible for the installation of the security system and security devices at the Demised Premises.
44.14     GARBAGE.
Tenant hereby agrees not to allow garbage or refuse of any description to accumulate in or about the Demised Premises. If Tenant shall fail to do so, or shall fail to adopt and employ reasonably proper methods therefor, in either case within fifteen (15) days after notice from Landlord, Landlord shall have the right to incur any disbursements necessary or advisable to effect such purpose and any sums so disbursed by Landlord shall be repayable to it by Tenant, and upon failure to pay the same within fifteen (15) days after presentation of bill therefor, same shall be added to and form a part of the next or any subsequently accruing installment of rent and be collectible therewith as

9

such. Tenant shall be free to hire its own cleaning company and shall not be required to use Landlord’s contractor.
ARTICLE 45
ASSIGNMENT/ SUBLETTING
45.01     DESK SPACE USE.
Tenant shall have the right, without Landlord’s prior approval, to license portions of the Demised Premises to Persons who are not members, officers or employees of Tenant, provided in each case that (i) any “desk space” so licensed by Tenant is not separately demised from the rest of the Premises and does not have separate means of ingress to or egress from the public corridors of the Building, (ii) Tenant delivers to Landlord (A) notice not less than ten (10) days prior to the commencement date of each “desk space” license agreement to be entered into by Tenant, and (B) a copy of the fully executed “desk space” license agreement no later than the commencement date thereof, and (iii) each such Person shall use the Premises in conformity with all applicable provisions of this Lease, Tenant may not license more than 5 desk spaces.
ARTICLE 46
LANDLORD’S DEFAULT
46.01     LIMITATION ON LIABILITY
(A)    Notwithstanding anything contained in this Lease or at law or in equity to the contrary, it is expressly understood, acknowledged and agreed by Tenant that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any wise related hereto or the Demised Premises; it being further understood, acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally against any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord, or any person acting in connection herewith or executing this Lease in a trustee or fiduciary capacity on behalf of Landlord, but shall look solely to the equity of Landlord in the Property, and not to any other assets of Landlord, for the satisfaction of any and all remedies or claims of Tenant in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise, such exculpation of any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord or trustee or fiduciary from personal liability as set forth in this Article to be absolute, unconditional and without exception of any kind.
(B)    If Tenant is a corporation, limited partnership, limited liability partnership or limited liability company, then (i) the members, managers, limited partners, shareholders, directors, officers and principals, direct and indirect, comprising Tenant shall not be liable for the performance of Tenant’s obligations under this Lease, and (ii) Landlord shall look solely to Tenant to enforce Tenant’s obligations hereunder.

10

(B)    Notwithstanding anything to the contrary contained in the Lease, in no event shall Landlord or Tenant be liable for any lost profit of the other party or any form of special, indirect, consequential or punitive damages.
46.02     NOTICE OF DEFAULT
The Landlord shall not be in default under this Lease in any respect unless the Tenant shall have given the Landlord written notice of the breach in accordance with the terms of this Lease, and within thirty (30) days after notice, the Landlord has not cured the breach or if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion.
ARTICLE 47
INDEMNITY; INSURANCE; CASUALTY
47.01    INTENTIONALLY DELETED
47.02     TENANT’S INSURANCE.
Supplementing Article 6 of this Lease:
Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the demised premises or the Building, which will in any way increase the rate of property insurance or other insurance on the Building. If any increase in the rate of property or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase, The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.
a)    Throughout the Lease Term, Tenant shall obtain and maintain the following insurance coverages written with companies with an A.M. Best A-X or better rating and S&P rating of at least A-; at tenant’s expense
Commercial General Liability (“CGL”) insurance (written on an occurrence basis) with limits not less than One Million Dollars ($1,000,000) combined single limit per occurrence, Two Million Dollar ($2,000,000) annual general aggregate (on a per location basis), Two Million Dollars ($2,000,000) products/completed operations aggregate, One Million Dollars ($1,000,000) personal and advertising injury liability, One Million Dollars ($1,000,000) fire damage legal liability, and Five Thousand Dollars ($5,000) medical payments, CGL insurance shall be written on ISO occurrence form CG 00 01 96 (or a substitute form providing equivalent or broader coverage) and shall cover liability arising from demised premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under an insured contract.

11

Workers Compensation insurance as required by the applicable state law, and Employers Liability insurance with limits not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.
Umbrella/Excess Insurance coverage on a follow form basis in excess of the CGL, Employers Liability and Commercial Auto Policy with limits not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate.
Special Form Property Insurance covering 100% of Tenant’s property, improvements and equipment, furniture/fixtures and equipment
Business Interruption and Extra Expenses insurance in amounts typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than double the annual Base Rent then in effect, Such insurance shall reimburse Tenant for direct and indirect loss of earnings and extra expense attributable to all perils insured against.
Builder’s Risk (or Building Constructions) insurance during the course of construction of any alteration in which Tenant hires and pays for contractors, including during the performance of Alterations and until completion thereof. Such insurance shall be on a form covering Landlord its agents, Tenant and Tenant’s contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Alterations in place and all materials stored at the demised premises, and all materials, equipment, supplies and temporary structures of all kinds incident to Alterations and builder’s machinery, tools and equipment, all while forming a part of, or on the demised premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder’s Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.
Landlord and the Landlord Insured Parties (as may be set forth in Landlord’s sample insurance policy) shall be endorsed on each policy as additional insureds as it pertains to the CGL, Umbrella, and coverage shall be primary and noncontributory. Landlord shall be a loss payee on the Property policy in respect of landlord’s improvements & rental income. All insurance shall (1) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and Landlord’s Representatives (as defined under Landlord’s sample cert policy) from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (2) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord and Landlord’s Representatives in connection with any loss or damage covered by such policy; (3) be acceptable in form and content to Landlord; and (4) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be

12

unreasonably withheld. Landlord reserves the right from time to time to reasonably require higher minimum amounts or different types of insurance. Tenant shall deliver an Acord 25 certificate with respect to all liability and personal property insurance and an Acord 28 certificate with respect to all commercial property insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Commencement Date and at least annually thereafter. If Tenant fails to provide evidence of insurance required to he provided by Tenant hereunder, prior to Commencement Date and thereafter within 15 days following Landlord’s request during the Lease Term (and in any event within 5 business days prior to the expiration date of any such coverage, any other cure or grace period provided in this Lease not being applicable hereto), Landlord shall be authorized (but not required) after 7 days’ prior notice to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable as additional rent upon written invoice therefor,
Supplementing Paragraph 8 of the Lease,
Tenant shall also indemnify to the extent permitted by law, managing agent and mortgagee, and contractors and agent (collectively, “Indemnitees”) for any indemnity obligations of Tenant to Landlord under the Lease.
The parties expressly agree that this indemnification Agreement contemplates, among other obligations, full indemnity in the event liability is imposed against any of the Indemnitees without negligence and solely by reason of statute, operation of law or otherwise.
In addition, in the event that there is any summons, notices, letters or other that may subject Indemnitees to any liability then Landlord shall receive prompt notice.
In the event that Tenant sublease any portion of the Demised Premises as a condition to such consent that Subtenant shall agree to the indemnity provision as set forth in paragraph 8 and as modified herein.
47.03     DAMAGES OR LOSS.
Neither Landlord nor any agents or employee of Landlord shall be liable to Tenant or any other occupant of the Demised Premises, and Tenant hereby waives any right of recovery, claims, actions or causes of action against Landlord and its agents and employees for any damage to, or loss (by theft or otherwise) of, any property of Tenant irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants or adjacent or neighboring property or caused by operations in construction of any private, public or quasi-public work), including the negligence of Landlord or its agents or employees. Neither Tenant nor any agents or employee of Tenant shall be liable to Landlord, and Landlord hereby waives any right of recovery, claims, actions or causes of action against Tenant and its agents and employees, for any damage to, or loss of; any property of Landlord irrespective of the cause of such injury, damage or loss, including the negligence of Tenant or its agents or employees.

13

ARTICLE 48
MISCELLANEOUS PROVISIONS
48.01 ACCEPTANCE OF RENT.
Unless Landlord shall otherwise expressly agree in writing, acceptance of Basic Annual Rent or additional rent from anyone other than Tenant shall not relieve the ‘reliant of any of its obligations under this Lease, including the obligation to pay Basic Annual Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Basic Annual Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Basic Annual Rent or additional rent shall not be deemed to constitute landlord’s consent to an assignment of this Lease or subletting or other occupancy of the Demised Premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this Lease,
48.02     INTENTIONALLY DELETED.
48.03     AIR RIGHTS.
Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the land or building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.
48.04     INTENTIONALLY DELETED
48.05     COMES DEEMED CERTIFIED.
True copies of all bills from the City of New York shall be admissible in evidence in any trial between Landlord and Tenant without requiring said copies of bails to be certified by any governmental agency or authority.
48.06     BROKEN GLASS.
Tenant, at its own cost and expense, shall replace all damaged or broken glass in or about the Demised Premises if such damage was caused by Tenant’s negligent acts or omissions. Notwithstanding to the contrary contained in this Lease, Tenant shall not otherwise be responsible for the repair or replacement of damaged or broken glass in or about the Demised Premises.
48.07     BROKER.
Landlord and Tenant represent and warrant that they have dealt with no other broker except JBA Inc. in connection with the Demised Premises and this Lease. Tenant hereby agrees to indemnify, defend and hold harmless Landlord against and from any and all loss, costs, liability, damage or expense (including, without limitation, attorney’s fees and disbursements) incurred by Landlord by reason of any claim of or liability to any other broker who shall claim to be entitled to a commission as a result of representing Tenant in connection with the Demised Premises or this Lease. Landlord

14

hereby agrees to indemnify, defend and hold harmless Tenant against and from any and all loss, costs, liability, damage or expense (including, without limitation, attorney’s fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, including JBA, who shall claim to be entitled to a commission in connection with the Demised Premises or this Lease. Landlord or Tenant shall not be required to pay JBA.
48.08     INTENTIONALLY DELETED.
48.09     EMERGENCY REPAIRS.
Tenant shall permit Landlord and/or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires (“Pipe/Cables”), in, to and through the Demised Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the Demised Premises are located provided that Landlord shall use commercially reasonable efforts to install Pipe/Cables in a manner that is as aesthetically pleasing as possible and such installations shall not reduce the usable square footage of the Demised Premises by more than a de minimis amount, except as may be required by law or a necessary building improvement. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant’s use of the Demised Premises. If the Landlord is unable to arrange for admittance to the Demised Premises during any emergency, Landlord shall have the right to gain admittance to the Demised Premises by forcibly or otherwise breaking into the Demised Premises. The sole liability of Landlord to Tenant in such event shall be that Landlord shall be obligated to repair all damage caused by such breaking in within a reasonable time after the occurrence thereof.
48.10     INTENTIONALLY DELETED.
48.11     INTENTIONALLY DELETED.
48.12     INJUNCTION.
In the event of any breach beyond applicable notice arid cure periods or threatened breach by Landlord or Tenant of any of the agreements, terms, covenants, or conditions contained in this Lease, the other party to this Lease shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.
48.13     INTENTIONALLY DELETED.
48.14     INTENTIONALLY DELETED.
48.15     INTENTIONALLY DELETED.
48.16     NO GRANTING OF LICENSES.

15

Tenant covenants that except as expressly set forth herein, Tenant will not without the written consent of the Landlord first obtained in each case, which consent shall not be unreasonably withheld, delayed or conditioned, make or grant any license in respect of the Demised Premises or any part thereof, or in respect of the use thereof, and will not permit any such license to be made or granted.
48.17     NO AUCTIONS OR GOING OUT OF BUSINESS SALES.
No public or private auction or “going out of business”, bankruptcy or similar sales or auctions shall be conducted in or from the Demised Premises. The Demised Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of business and not in a disreputable or immoral manner or in violation of national, state or local laws.
48.18     NO OFFER.
The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or its managing agent shall, execute a copy of this Lease and deliver the same to Tenant.
48.19     NO REPRESENTATIONS BY LANDLORD.
Neither the Landlord nor its agents have made any representations with respect to the Demised Premises or the Property except as is expressly set forth in the provisions of this Lease. Tenant accepts the same “as is” as of the date hereof except as provided in this Lease. Tenant does hereby acknowledge that no representations have been made by Landlord or anyone acting on behalf of Landlord as to the square footage of the Demised Premises. Tenant has inspected the Demised Premises and relies upon its own judgment in computing the square footage.
48.20     NO WAIVER.
The following specific provisions of this article shall not be deemed to limit the generality of the provisions of this Lease:
a)    No agreement to accept the surrender of all or any part of the Demised Premises shall he valid unless in writing and signed by the Landlord, The delivery of keys to an employee of Landlord or its agent shall not operate as the termination of this Lease or a surrender of the Demised Premises. lf Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant’s property in connection with such subletting, except to the extent arising due to the gross negligence or willful misconduct of Landlord,
b)    The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.
c)    No payment by Tenant or receipt by Landlord of a lesser amount than the correct Basic Annual Rent or additional rent due hereunder shall be deemed to be other than the payment

16

on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.
d)    Tenant agrees not to record this Lease. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording, which Tenant may record. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.
48.21     NO WAIVER OF CONDITIONS.
One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by Tenant or Landlord requiring the other party’s consent or approval shall not be construed to waive or render unnecessary such consent or approval to or of any subsequent similar act. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease,
48.22     NO WAIVER OF PAYMENT.
No receipt of moneys by Landlord from Tenant, after the cancellation or termination hereof in any lawful manner, shall reinstate, continue or extend the term, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of rent and additional rent then due or thereafter falling due or operate as a waiver or the right of Landlord to recover possession of the Demised Premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceedings or other remedy, or after a final order or judgment for possession of the Demised Premises, Landlord may demand, receive and collect any moneys due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceedings, order or judgment; and any and all such moneys so collected shall be deemed to be payments on account of the use and occupation of the Demised Premises, or at the election of Landlord, on account of Tenant’s liability hereunder.
48.23     NOTICES.
Any notice, demand, request for consent or other communication given under this Lease must be in writing and shall be deemed sufficiently given if served personally or by an nationally recognized overnight courier, if to Tenant, to the notice set forth below, and if to Landlord, to the address first set forth in the Lease, or to such other address or addresses as Landlord or Tenant may designate from time to time on at least ten (10) Business Days of advance notice given to the other in accordance with the provisions of this Section 48.23. Any such notice, demand, request for consent or other communication shall be deemed to have been given (x) on the date that it is hand delivered, as aforesaid, or (y) on the first (1st) Business Day after the date that it is sent by a nationally-recognized courier, as aforesaid.

17

Tenant hereby designates its address for the period prior to the Commencement Date as
Gary S. Loffredo
President Digital Cinema & General Counsel,
902 Broadway, 9th Floor
New York, NY 10010
after the Commencement Date as
45 West 36th Street 7th floor,
New York, NY 10018,
Attention; Bill Bondheim
with a copy to:
Gary S. Loffredo
President Digital Cinema & General Counsel
45 West 36th St. 7th floor
New York, NY 10018
Landlord designates its email addresses as samco440@aol.com, zsmith@sameoproperties.net, and jsmith@milsmith.com
Tenant designates its email address as
gloffredo@cinedigm.com
BSondheim@Cinedigm.com
Whenever one party is required or permitted to send any notice to the other party under or pursuant to this Lease, including, but not limited to any demand for rent or notice of default, it may be given by such party’s agent, attorney, executor, trustee or personal representative, provided that such party has been given prior notice to the other party that such agent, attorney, etc. is authorized by such party to deliver notices, with the same force and effect as if given by such party. Landlord hereby advises Tenant that Landlord’s current agent is Samco Properties, having an address at 116 East 27th Street, 3rd Floor, New York, New York 10016, and that Landlord’s attorneys are authorized to send notices on behalf of Landlord.
Notice by email is permissible provided that the other party replies.

18

48.24     PROCEEDING BETWEEN LANDLORD AND TENANT.
It is hereby understood by and between Landlord and Tenant that Tenant herein shall not be entitled to any abatement of rent or rental value or diminution of rent in any dispossess proceedings for a nonpayment of rent, by reason of any breach by Landlord of any covenant contained in this Lease on its part to be performed, and in any dispossess for nonpayment of rent, Tenant shall not have the right of set-off by way of damage, recoupment or counterclaim any damages which Tenant may have sustained by reason of Landlord’s failure to perform any of the terms, covenants or conditions contained in this Lease, on its part to be performed, other than statutory mandatory counterclaims, but Tenant shall be relegated to an independent action for damages and such independent action shall not be at any time joined or consolidated with any action or proceeding to dispossess for nonpayment.
48.25     REMEDIES.
The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.
48.26     STATUS OF PARTIES.
Nothing in this Lease shall be deemed to constitute the Landlord and the Tenant as partners, or business associates, or in any way responsible for the other.
48.27     SURVIVAL.
The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any financial obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.
48.28     VENUE AND GOVERNING LAW.
This Lease shall be deemed to have been made in New York County, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly to this Lease shall be litigated only in Courts located within the County of New York.
48.29     WAIVER OF TRIAL BY JURY AND NO SET-OFF.
Supplementing Article 26 of the Lease, Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or set off, of whatever nature or description, in any summary proceeding or action which may be instituted by Landlord against Tenant to recover rent, additional rent other charges, or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification, thereof, relationship of Landlord and Tenant, or Tenant’s use or occupancy of said Demised Premises, except for statutory mandatory counterclaims. This clause, as well as the “waiver of jury trial” provision contained in the printed portion of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the term thereof. Nothing herein or therein contained,

19

however, shall be construed as a waiver of Tenant’s right to commence a separate plenary action on a bona fide claim against Landlord.
48.30     WAIVER OF MONEY DAMAGES IN CERTAIN CIRCUMSTANCES.
Whenever in this Lease Landlord’s consent or approval is required in any provision of this Lease, Landlord’s failure to grant such consent or approval shall never be the basis for any award of damages or give rise to a right of set off to the Tenant, but shall be the basis for a declaratory judgment or specific injunction with respect to the matter in question. If Landlord delays or refuses such consent or approval, Tenant’s sole remedy shall be an action for specific performance to direct the Landlord to give the required consent; and Tennant shall not be entitled to make (and shall not make) any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed Landlord’s consent or approval. However, to the extent that there is a dispute which cannot be resolved between the parties involving Landlord’s reasonableness, the question of same shall be immediately submitted for resolution to arbitration by Tenant under the Expedited Procedures Provisions of the Commercial Arbitration Rules of the American Arbitration Association, wherein each party must designate its arbitrator within fifteen (15) Business Days, and the arbitrators shall be instructed to reach a determination as to the reasonableness of Landlord’s actions within fifteen (15) Business Days thereafter. In the event of a determination favorable to Tenant, the requested consented shall be deemed to have been granted by Landlord, and Landlord shall pay Tenant’s attorney’s fees (not to exceed $5,000.00) and other costs incurred in connection with such proceeding or action (not to exceed $5,000.00).
48.40     RENEWAL OPTION.
Notwithstanding anything to the contrary in the Lease, provided Tenant shall not be in default hereunder, beyond any applicable notice and cure period, Tenant shall have the right to renew this Lease for an additional period of five (5) years by providing Landlord of written notice of such election on or before June 1, 2020. During the option period all terms and conditions of the shall continue to be in full force and effect except that the basic annual rent sail be as follows: In the event of such exercise, the Basic Annual Rent shall be three percent (3%) greater than the Basic Annual Rent during the second year of the current Lease term.

Time Period	Per Year	Per Month
5/1/2021-4/30/2022	$498,841.88	$41,570.16
5/1/2022-4/30/2023	$513,807.13	$42,817.26
5/1/2023-4/30/2024	$529,221.35	$44,101.78
5/1/2024-4/30/2025	$545,097.99	$45,424.83
5/1/2025-4/30/2026	$561,450.93	$46,787.58

20

48.4     ASSIGNMENT/SUBLET.
Notwithstanding anything to the contrary in Article 11 of the Lease, Landlord shall not unreasonably withhold, delay or condition its consent to any requested assignment of the Lease or sublet of all or any portion of the premises by Tenant.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Rider to Lease as of the date first above written in the printed form of the Lease.
45 West 36th Street LLC, LANDLORD
/s/ Adam Smith
BY:    ADAM SMITH
ITS:
Cinedign Corp
/s/ William S. Sondheim
BY:
NAME:    William T. Sondheim
ITS:    President

21

EXHIBIT A
Form of Contractor Indemnity Agreement
[under review]
To be retyped on Letterhead of Tenant’s General Contractor, addressed to:
45 West 36th Street
116 East 27th Street, 3rd Floor
New York, New York 10016
RE:    Tenant:
Premises:    45 West 36th Street, NYC
EXHIBIT A
Form of Contractor Indemnity Agreement
The undersigned contractor or subcontractor (hereinafter called “Contractor”) has been hired by the Landlord or occupant (hereinafter called “Tenant’) of the Building named above or by Tenant’s and/or Landlord’s contractor to perform certain work (hereinafter called “Work”) for Tenant and/or Landlord in the in the Building. Landlord shall grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1)
Contractor agrees to indemnify and save harmless the Landlord, any Superior Lessor and any Superior Mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law),

2)	Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

a)
Workers’ Compensation and Employers’ Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b)	Commercial General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and

Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:
Combined Single Limit
Bodily Injury and
Property Damage Liability:    2,000,000 (written on a per occurrence basis)

c)	Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:
Bodily Injury:    $2,000,000 per person
$2,000,000 per occurrence
Property Damage:    $2,000,000 per occurrence
$5,000, 000 umbrella
Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord 10-days prior written notice of the cancellation of any of the foregoing policies.

3)	Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

a)	Commercial General Liability Insurance Including Protective and Contractual Liability Coverage with limits of liability at least equal to the above stated limits.

b)	Commercial Automobile Liability Insurance (covering all owners, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:
Bodily Injury:    $2,000,000 per person
$2,000,000 per occurrence
Property Damage:    $2,000,000 per occurrence
$5,000, 000 umbrella
Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.
Agreed to and executed this    day of ____, 20_.

(Contractor’s Name and Signature)

(Name)

By:

2

This agreement shall be being binding again Contractor its successors and/or assigns at all times (Evergreen) that Contractor performs Work in the Building

3

CONSENT TO SUBLET AGREEMENT
Dated: April 10, 2017
NTT DATA, Inc., (f/k/a M.I.S.I. Company, Ltd.)
100 City Square,
Boston Massachusetts 02129
Re:    Lease, dated March 1, 2006, between 45 West 46th Street LLC, as landlord (referred to herein as “Owner”) and NTT DATA, Inc., (f/k/a M.I.S.I. Company, Ltd.) (referred to herein as “Tenant”) now affecting the entire 7th floor in the building (referred to herein as the “Building”) known as 45 West 36th Street, Borough of Manhattan, City of New York, for a term which shall expire on April 30, 2019, unless sooner terminated pursuant to any of the terms, covenants and conditions of said lease or pursuant to law (said lease, shall be referred to as the “Lease”), and the premises demised in the Lease are referred to herein as the “Demised Premises”)
Gentlemen:
In accordance with your request, Owner hereby grants to Tenant permission to sublet to Cinedigm Corp. having an address at 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 (referred to herein as “Subtenant”) that space constituting the entire 7th Floor at the Building (said space is referred to herein as the “Sublet Space”) for a term commencing pursuant to the terms of the sublease evidencing such subletting (referred to herein as the “Sublease”) and expiring on April 29, 2019, which subletting, however, shall be subject to the following terms and conditions of this Consent to Sublet Agreement (this “Agreement”) which shall be deemed controlling over any contrary terms and conditions contained in the Lease or in the Sublease, a copy of which Sublease is attached hereto as Exhibit “A” and which the Tenant and Subtenant represent and warrant to Owner constitutes a true copy thereof and, together with this Agreement, the entire agreement with respect to the subletting transaction referred to herein. The attachment of the Sublease to this Agreement shall not constitute Owner’s agreement to be bound by any provisions of the Sublease or in any way modify the Lease or this Agreement.
Subtenant will use and occupy the Sublet Space for general business offices and storage and for no other use or purpose whatsoever. Subtenant shall not use or occupy, or permit the use or occupancy of, the Sublet Space or any part thereof, for any purpose other than the purpose specifically set forth above, or in any manner which, in Owner’s reasonable judgment, shall adversely affect or interfere with any services required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant. Except as stated elsewhere in this Agreement, no Alterations (as defined in the Lease) shall be made by Tenant or Subtenant in the Sublet Space without the prior written consent of Owner in accordance with the Lease, except as for that Owner consents having a wall built between the conference room as set forth in Exhibit F of the sublease(to the extent necessary, Subtenant, at its cost, shall obtain any necessary building permits and sign-offs applicable to such Alterations as set forth in the Sublease).
If, at any time prior to the expiration of the term of the Sublease, the term of the Lease shall terminate or be terminated for any reason including, but not limited to, termination by of the Lease or by operation of law, the Sublease and the term thereby granted shall terminate, and, on or prior to the date of such termination of the Sublease, Subtenant, at Subtenant’s sole cost and expense, (i) shall quit and surrender the Sublet Space to Owner, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall remove all of Subtenant’s personal property and all other property and effects of Subtenant and all persons claiming through or under Subtenant from the Sublet Space and the Building.
Subtenant shall furnish to Landlord within 10 days from the date hereof, certificate of insurance pursuant the terms and conditions of the lease dated as of the dated hereof between Owner and Subtenant.
(a)     Tenant indemnifies, defends and holds harmless the Owner for (i) any commission due to Savills Studley, Inc and Jonathan Barry and Associates, LLC in connection with the subletting contemplated hereby (which Tenant shall pay) and (ii) any loss, costs, liability, damage or expense (including, without limitation, reasonable attorney’s fees and disbursements) incurred by reason of any claim or liability to any broker who shall claim to be entitled to a commission in connection with the Sublease as a result of its dealings with Tenant and (b) Subtenant indemnifies, defends and holds harmless the Owner for any loss, costs, liability, damage or expense (including, without limitation, reasonable attorney’s fees and disbursements) incurred by reason of any claim or liability to any broker who shall claim to be entitled to a commission in connection with the Sublease as a result of its dealings with Subtenant.
The Sublease is subject and subordinate in all respects to the Lease and to all of the terms, covenants and conditions thereof. Subtenant shall not violate or permit the violation of any of the terms, covenants and conditions of the Lease including, but not limited to, the Building Rules. Subtenant shall not pay to Tenant more than one (1) month’s rent in advance. The principal terms and conditions of the Sublease shall not be modified without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed. No party hereto shall be bound by any modifications to this Agreement to which such party has not agreed in writing.
If Tenant shall terminate or shall give any notice to Subtenant terminating the Sublease, Tenant shall notify Owner thereof promptly thereafter.
The Tenant and Subtenant agree any notices sent to pursuant to the paragraph 19 of the Sublease shall be sent to Owner c/o Samco Properties, 116 East 27th Street, New York, New York 10016.
Upon Tenant being in monetary default of the Lease beyond all applicable notice, grace and/or cure periods, Owner shall notify Subtenant and Tenant absolutely and irrevocably hererby assigns to Owner any and all rents with respect to the Sublease (“Rent”) and grants to Owner the right to enter upon the Sublet Space for the sole purpose of collecting the same as a licensee of

2

Tenant. By accepting any Rent from the Subtenant herein or any subtenant or licensee, such acceptance shall in no circumstances for any reason whatsoever create a landlord and tenant relationship or a contractual relationship between Owner and Subtenant or any other subtenant or licensee in the Sublet Space. In exercising the foregoing rights in this paragraph, Owner shall be entitled to collect and receive such Rent apply such Rent to the rent and additional rent arrears under the Sublease. Owner at any time, with notice may in its sole discretion cancel its right to receive Rent and commence a summary proceeding, or an action, as permitted by law, to recover exclusive possession of the Demised Premises.
The Subtenant agrees, at any time and from time to time, as requested by Owner, upon not less than 10 days prior written notice, to execute and deliver a statement certifying that the Sublease is unmodified and in full force and effect (or if there had been modifications that the same is in full force as modified and stating the modifications), certifying the dates and amount to which the rent and additional rent had been paid, and stating whether or not, to the best knowledge of Subtenant, and, if so, specifying each such default of which Subtenant may have knowledge, and stating whether or not to the best of knowledge of the Subtenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and if so, specifying each such event, it being intended that any such statement delivered pursuant thereto shall be deemed a representation and warranty to be relied upon by Owner and by others with whom Landlord may be dealing, regardless of independent investigation.
Provided that Tenant in not in default of the Lease in any manner, Landlord agree not to accept a voluntary lease surrender from Tenant.
Tenant or Subtenant shall cause to be paid the sum of $750.00 to Smith & Shapiro for the preparation and review of the sublease agreement
Your signature and that of the Subtenant at the foot of this letter will constitute a record of the foregoing understanding and that this agreement may be signed in counterparts. Facsimile/PDF signatures shall be deemed as originals for all purposes.
45 West 36th Street LLC., Owner
By:    /s/ Adam Smith
Name:    Adam Smith
Title:    Partner
APPROVED AND AGREED:
NTT DATA, Inc., (f/k/a M.I.S.I. Company, Ltd.), Tenant
By:    /s/ Patrick McInroe
Name:    Patrick McInroe
Title:    VP of R.E.
Cinedigm Corp., Subtenant

3

By:    /s/ William S. Sondheim
Name:    William S. Sondheim
Title:    President

4

OFFICE SPACE SUBLEASE
THIS AGREEMENT OF SUBLEASE (the “Sublease”) dated as of APRIL 10, 2017 between NTT DATA, Inc., (f/k/a M.I.S.I. Company, Ltd.) a Delaware corporation, with offices at with offices Delaware corporation, with offices at 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA at 100 City Square, Boston Massachusetts 02129, (“Sublandlord”) and Cinedigm Corp., a 90067 (“Subtenant”).
WITNESSETH
WHEREAS, by Standard Form of Loft Lease dated July 1, 2008, Sublandlord leased from 45 West 36th St., LLC (hereafter “Overlandlord”) certain premises containing 10,500 square feet, of space in the building comprising of the entire seventh (7th) floor of 45 W 36th Street, New York, NY 10018 (the “Building”) which lease, together with any modifications, amendments, assignments and assumptions thereof, addenda, and/or supplements thereto is hereafter referred to as the “Principal Lease,” a copy which is attached hereto as Exhibit B; and
WHEREAS, Sublandlord desires to sublease such premises as is shown as sublease area on Exhibit A attached hereto (the “Subleased Premises”) to Subtenant.
NOW, THEREFORE, in consideration of the payable rent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.
Demise. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, including a right of passage from the building corridor to the Subleased Premises, upon and subject to the terms, covenants, and conditions hereinafter set forth. This Sublease is specifically subject and subordinate to the Principal Lease, any ground or underlying leases (the “Ground Leases”), any mortgages and/or deeds of trust, modifications, consolidations, and replacements of the Ground Leases and said mortgages and deeds of trust (collectively, “Superior Interests”).

2.
Term. The term of this Sublease (the “Term”) shall commence upon the later of the (i) full execution of this Sublease by Sublandlord and Subtenant, receipt of consent by Overlandlord to this Sublease, and delivery of possession of the Subleased Premises to Subtenant in the condition required under this Sublease; (ii) or July 1, 2017 (the “Commencement Date”) and shall terminate no later than at 11:59 P.M. on April 30, 2019. The anticipated Commencement Date (the “Anticipated Commencement Date”) is July 1, 2017. Sublandlord shall not be liable to Subtenant for any loss or damage caused by any failure to deliver possession of the Subleased Premises to Subtenant on the Anticipated Commencement Date.; provided, however, that if the Commencement Date has not occurred by August 15, 2017, Subtenant may terminate this Lease and neither party shall have any further rights, obligations or liabilities under this Sublease.

3.    Rent.

a)
Subtenant agrees to pay Sublandlord as rent for the Subleased Premises three hundred ninety-nine thousand and 00/100 dollars ($399,000.00 / $38 p.s.f.) for the first twelve (12) months of the Term (the “Fixed Annual Rent”) in equal monthly installments on the first day of each month in the amount of $33,250.00 (“Monthly Base Rent”). On the first anniversary of this Sublease (namely, July 1, 2018) and thereafter, Subtenant agrees to pay Sublandlord as rent for the Subleased Premises an annual rate of four hundred ten thousand nine hundred seventy and 00/100 dollars ($410,970.00) which shall be prorated for the remainder of the Term in equal monthly installments of thirty-four thousand two hundred forty-seven and 50/100 dollars ($34,247.50).

Subtenant shall pay the first full month’s Monthly Base Rent due hereunder upon the execution of this Sublease, Monthly Base Rent for any partial calendar month during the Term shall be prorated on a per diem basis. Notwithstanding the foregoing, Fixed Annual Rent for the second and third months of the Term shall be abated.

b)
Commencing on the Commencement Date Subtenant shall pay to Sublandlord Subtenant’s Proportionate Share (hereafter defined) of Operating Expense Escalations as defined in Article 42 of the Principal Lease of, but Subtenant shall not be liable for any portion of the Tax Escalation as defined in Article 42.03 of the Principal Lease or any other real estate taxes or assessments imposed upon Sublandlord or the Subleased Premises.

c)
All payments due under this Section shall be payable without demand (except as expressly provided), and without abatement, offset, deduction, or counterclaim to the order of NTT DATA, Inc., 5601 Granite Parkway, Suite 1000, Plano, Texas 75024 Attention: VP-Facilities, or elsewhere as designated from time to time in writing or by Sublandlord. If Subtenant shall fail to pay (i) any installment of Monthly Base Rent within five (5) days after its due date or (ii) any additional rent (as provided in subparagraph (a) above) within ten (10) days after its due date, Subtenant shall also pay to Sublandlord interest on the amount overdue from its original due date at a rate of the lesser of 1.5% per month and the maximum rate allowed by law, such interest to be payable as additional rent hereunder. The payment of such late charge shall be in addition to all other rights and remedies available to Sublandlord in the case of non-timely payment of Monthly Base Rent and/or additional rent. Subtenant’s obligations under this Section shall survive the expiration of earlier termination of the Term.

4.
Use. Subtenant shall use the Subleased Premises for the purposes set forth in the Principal Lease and for no other purpose whatsoever. Subtenant shall use and occupy the Subleased Premises in full compliance with the terms of the Principal Lease.

2

5.	Incorporation of Principal Lease, Inapplicability of Certain Provisions, Attornment

a)
The terms and provisions of the Principal Lease are incorporated herein by reference, except for such provisions as are inapplicable to the Subleased Premises or are inconsistent with or modified by the terms of this Sublease, and further except that all references to the premises shall refer, instead, to the Subleased Premises and all references to landlord and tenant shall refer instead to Sublandlord and Subtenant respectively.

b)
Subtenant covenants and agrees that if, for any reason whatsoever, the Principal Lease or leasehold estate of the tenant thereunder is terminated, this Sublease shall also terminate as of the date of the termination of the Principal Lease unless Overlandlord elects to have this Sublease continue in full force, in which case this Sublease will continue as a direct lease between Overlandlord and Subtenant, and Subtenant will attorn to Overlandlord and will recognize Overlandlord as Subtenant’s landlord under this Sublease. Subtenant covenants and agrees to execute and deliver, at any time, within ten (10) days following a request therefor by Sublandlord or Overlandlord, any instrument which may be reasonably necessary or appropriate to evidence such attornment.

c)
Subtenant shall perform all the obligations of the tenant under the Principal Lease except as otherwise provided by this Sublease, and Subtenant’s obligations shall be performed for the benefit of Sublandlord or Overlandlord as Sublandlord may determine to be appropriate under the circumstances. Subtenant shall indemnify Sublandlord against and hold Sublandlord harmless from all claims, damages, costs, liabilities and expenses including, but not limited to, reasonable attorneys’ fees and disbursements, arising from or in connection with any failure to perform or observe the obligations of the tenant under the Principal Lease as incorporated in this Sublease by reference, except to the extent Subtenant is not obligated to perform such obligations in accordance with the terms of this Sublease. Subtenant shall not do, omit or permit to be done any act or thing, which is, or with notice or the passage of time would be a default under the Principal Lease or this Sublease.

6.    Condition of Subleased Premises.

a)
Subtenant agrees that it has inspected the Subleased Premises, agrees to take the same in their present “as is” condition, and acknowledges that no representation with respect to their condition have been made and that Sublandlord will not perform any work to prepare the Subleased Premises for Subtenant’s occupancy. Any work required by the Subtenant to prepare the Subleased Premises for its occupancy and any other changes, alterations, or improvements desired to be made to the Subleased Premises by Subtenant (collectively, “Alterations”) shall be at the sole cost and expense of Subtenant and shall be subject to the prior written approval of Sublandlord, which approval-shall not be unreasonably withheld, conditioned or delayed, and of Overlandlord and any Alterations so approved shall be performed in full compliance with the applicable provisions of the Principal Lease. Subtenant

3

shall not be entitled to any Alteration allowances from the Overlandlord that are provided to Sublandlord under the Principal Lease.

b)	Sublandlord and Subtenant hereby agree that:

(i)	Sublandlord’s furniture, workstations shall remain in the Premises and shall become the property of the Subtenant upon the expiration of the Sublease.

(ii)	HVAC systems shall be delivered in good working order.

7.
Repair and Maintenance. Subtenant shall at its own expense maintain and keep the Subleased Premises in good order, condition, and repair. Subtenant shall be responsible for all damage and/or injury done to the Subleased Premises or to the Building during the Term by Subtenant or by its employees, agents, independent contractors, invitees, or customer. Subtenant is responsible for its janitorial service in the Subleased Premises. Subtenant assumes responsibility and shall pay for all utilities exclusively serving the Subleased Premises=and agrees to be directly billed by the applicable utility companies, when possible, pursuant to the terms of the Principal Lease.

8.
Subletting/Assignment. Subtenant shall not, by operation of law or otherwise, assign this Sublease to, or further sublet to or permit the use or occupancy of all or any part of the Subleased Premises by any other party without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, Subtenant’s assignment of the Sublease is subject to overlandlord’s written consent pursuant to the terms of the Principal Lease. Subtenant agrees to pay any and all of Overlandlord’ s expenses and costs charged to the Sublandlord for the review of all related documents and/or the provision of the aforementioned consent except in connection with Overlandlord’s review of this Sublease and all related documentation.

9.
Sublandlord’s Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs provided by Overlandlord under the Principal Lease, and that Sublandlord will cooperate with Subtenant, at Subtenant’s sole cost and expense, to cause Overlandlord to perform Overlandlord’s obligations under the Principal Lease with respect to the Subleased Premises, so long as Subtenant is not in default hereunder beyond any applicable notice and cure period. It is expressly agreed by the parties, however, that Sublandlord does not assume any obligation to perform the terms, covenants, and conditions contained in the Principal Lease on the part of Overlandlord under the Principal Lease to be performed, or any liability for the accuracy of any warranty or representation made by Overlandlord under Principal Lease and that Subtenant shall look solely to Overlandlord for the performance of such obligations and the inaccuracy of any such warranties or representations.

10.
Release from Liability. Neither Sublandlord nor any of its officers, agents, or employees shall be liable for any injury, loss, or damage to persons or property, sustained by Subtenant or any other person or other entity due to (i) the Subleased Premises, the Building or any

4

part or appurtenances of either being or becoming out of repair, (ii) the happening of any accident in or about the Subleased Premises or the building unless caused by the negligence or willful misconduct of Sublandlord or any of its officers, agents or employees, or (iii) any act or neglect of any tenant or occupant of the Building or of any other person or other entity, other than Sublandlord, its officers, agents or employees.

11.
Right to Cure. If Subtenant fails to fulfill any of its obligations under this Sublease including, but not limited to, its obligations to maintain and repair the Subleased Premises, which failure continues for more than 20 days after written notice to Subtenant (except in case of emergency where no notice and cure period shall be afforded Subtenant) then Sublandlord or Overlandlord may, at its option, fulfill such obligation on Subtenant’s behalf and Subtenant shall upon demand reimburse Sublandlord for all reasonable expenditures, fines or damages (other than indirect or consequential damages) sustained by Sublandlord due to Subtenant’s noncompliance with or nonperformance or breach of any of the terms, covenants, or conditions of this Sublease or of the Principal Lease as incorporated herein. All reimbursements under this Section 11 shall constitute additional rent payable under this Sublease and shall bear interest in accordance with Section 3 (c) above.

12.    Insurance.

a)
Subtenant shall throughout the Term and its sole cost and expense maintain in full force and effect such policies of insurance as are required of Sublandlord as Tenant under Article 47 of the Principal Lease and to the extent not provided therein, policies insuring Subtenant from:

i)
All claims, demands, and/or actions for injury to or death of any person in any amount of no less than $2,000,000.00 for injury to or death of more than one person in any one occurrence to the limit of $3,000,000.00 made by, or on behalf of, any person or other entity arising from, related to or in connection with the Subleased Premises and $2,000,000.00 for property damage. Sublandlord and Overlandlord shall be named as additional insureds on such policy of insurance. The foregoing insurance limits shall be increased to such amounts as the Overlandlord may require upon not less than thirty (30) days’ notice to Subtenant; and

ii)	All worker’s compensation claims as required by applicable law.
All insurance required to be maintained by Subtenant shall be with companies and in form, substance and amount reasonably satisfactory to Overlandlord and Sublandlord and shall name Overlandlord, Sublandlord and any Third Parties as additional insureds. The aforesaid insurance shall not be subject to cancellation, amendment, or modification except after at least thirty (30) days’ prior written notice to Overlandlord, Sublandlord and any Third Parties as additional insureds. Certificates of such insurance policies, in form reasonably satisfactory to Sublandlord, shall be deposited with Sublandlord prior to the commencement of the Term, and renewal certificates thereof shall be deposited with Sublandlord no less than ten (10) days before the end of the term of each such coverage

5

from time to time, and shall contain a waiver of all rights of subrogation as such companies may have against Sublandlord and Overlandlord.

b)
Subtenant shall not store upon the Subleased Premises any materials or use the Subleased Premises in any manner that may result in an increase in Sublandlord’s and/or Overlandlord’s premiums for the fire or casualty insurance insuring the Building or Subleased Premises. Without limiting the foregoing, in the event that Subtenant’s storage of materials upon or use of the same at the Subleased Premises results in an increase in said premiums, Subtenant shall pay to Sublandlord or Overlandlord, as the case may be, a sum equal to the amount of such increase following delivery to Subtenant of reasonably detailed information evidencing that Subtenant’s actions were the cause of such increase in premiums.

13.
Indemnity. Subtenant will protect, defend, indemnify, and hold harmless Sublandlord and its agents, directors, officers, and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including without limitation reasonable attorneys’ fees and disbursements) imposed upon or incurred by or asserted against any one or more of the aforesaid by reason of (i) any failure on the part of Subtenant to perform any obligations of Subtenant hereunder, (ii) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises, or (iii) the performance of any labor or services or the furnishing of any material or other property in respect of the Subleased Premises or any part thereof except to the extent caused by the negligence or willful misconduct of Overlandlord or Sublandlord, or their respective agents, directors, officers or employees; and if any action, suit or proceeding is brought against any one or more of the aforesaid by reason of any such occurrence, Subtenant will, at Sublandlord’s and Overlandlord’s respective options, either defend such action, suit or proceeding at Subtenant’s cost and expense with counsel approved in writing by Sublandlord or Overlandlord, as the case may be, or reimburse Sublandlord or Overlandlord, as the case may be, upon demand and as additional rent hereunder for such costs and expenses (including reasonable attorneys’ fees and disbursements) as Sublandlord or Overlandlord, as the case may be, may incur in connection with such defense. The terms and provisions of this Section 13 shall survive the expiration or earlier termination of the Term.

14.
Consents. The parties agree that this Sublease shall not become effective for any purpose unless and until it has been consented to in writing by Overlandlord and by any other entitles whose consent is required under the Principal Lease (“Third Parties”). Sublandlord shall reasonably promptly after receipt of fully executed copies of this Sublease submit the same to Overlandlord and any Third Parties for its/their consent; provided, however, that Sublandlord shall not in any event be liable to Subtenant for any failure to obtain same. Subtenant shall fully cooperate with Sublandlord and Overlandlord and any Third Parties in order to obtain the necessary consent(s) including, but not limited to, promptly supplying such information and/or documentation as Overlandlord and/or any Third Parties may request in connection therewith. If the consent of Overlandlord and that of any Third Parties is not obtained within 45 days after full execution and delivery of this Sublease (or if

6

Sublandlord exercises its option to extend the period within which such consent(s) must be obtained as noted below, within 90 days after full execution and delivery of this Sublease) then either party may, upon notice to the other, cancel this Sublease, provided the party wishing to cancel has fully complied with its agreements and obligations under this Section. Upon such cancellation Sublandlord shall, so long as Subtenant has not occupied the Subleased Premises for any purposes, refund to Subtenant any item of rent or additional rent paid by Subtenant, and Sublandlord and Subtenant shall be entirely relieved of any further obligations under this Sublease other than the terms and provisions of Section 13 of this Sublease which shall survive such cancellation. Notwithstanding anything to the contrary herein contained, (i) Sublandlord shall have the unilateral right at its option, to extend for an additional 45 days the period for obtaining the necessary consent(s); and (ii) Subtenant shall have no responsibility for any costs or expenses of Sublandlord or Overlandlord in connection with request for Overlandlord’s consent to this Sublease.
In all provisions of the Principal Lease requiring the approval or consent of Overlandlord or any Third Parties, Subtenant shall only request the approval or consent of Sublandlord and, thereafter, if Sublandlord grants its approval, Subtenant shall apply to Overlandlord and/or any Third Parties for such consent,

15.	Termination. Upon any termination of this Sublease, expiration or otherwise (unless Subtenant has entered into a direct lease with Overlandlord commencing upon the expiration of this Sublease):

a)
Subtenant shall immediately vacate the Subleased Premises and surrender possession thereof to Sublandlord in as good condition and as when Subtenant took possession, ordinary wear and tear and repair acts of God excepted and otherwise in accordance with the applicable provisions of the Principal Lease;

b)	Sublandlord shall have full authority and license to enter the Subleased Premises and take possession subject to, and in accordance with applicable law; and

c)
Subtenant shall remove from the Subleased Premises all property not owned by Overlandlord or Sublandlord, and shall repair and restore any damage to the Subleased Premises and the Building caused by the removal thereof. If Subtenant leaves any such property in the Subleased Premises, it shall be deemed abandoned and title thereto shall pass to Sublandlord with respect to the removal of any such property and the repair and restoration of any damage thereby caused, which obligation shall survive the expiration or other termination of this Sublease.

d)
If the Subleased Premises are not surrendered upon termination of this Sublease, Subtenant shall indemnify Sublandlord against any liability resulting therefrom (including without limitation any liability accruing to Overlandlord under the Principal Lease). Subtenant’s obligations under this Section 15 shall survive the expiration or earlier termination of the Term.

16.    Waiver of Rights.

7

a)
No receipt of money by Sublandlord from Subtenant after the service of any notice or after the commencement of any suit of after final Judgment for possession of the Subleased Premises shall waive any default by Subtenant under this Sublease or reinstate, continue, or extend the Term or affect any such notice or suit, as the case may be.

b)
No waiver of any default hereunder shall be implied from omission by Sublandlord to take any action on any default other than and only for the time and extent as may be specified in an express written waiver.

17.
Broker. Each of the parties hereto represent and warrant to the other that it has dealt with no broker, finder or agent, in connection with the negotiation for or obtaining of this Sublease other than E.B. Smith and Savills Studley, Inc. as the representative of the Sublandlord and Jonathan Barry and Associates, Inc. as the representative of the Subtenant (the “Brokers”). The Brokers shall be paid in accordance with the terms of separate written agreement. Each party agrees to indemnify and hold harmless from and against all loss, liability, and expenses (including reasonable attorneys’ fees and disbursements) incurred by the other as a result of any claim made against the other which is based upon a breach of said representation by the representing party. This Section shall survive the expiration or other termination of this Sublease.

18.	Security Deposit.

a)
As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants, and conditions of this Sublease, Subtenant has delivered to Sublandlord a security deposit, or in the alternative a Letter of Credit, in form reasonably satisfactory to Sublandlord from a financial institution reasonably acceptable to Sublandlord (together, the “Security”), in the amount of ninety-nine thousand seven hundred fifty and 00/100 dollars ($99,750.00). In the event Subtenant defaults in any of the terms, provisions, covenants, and conditions of this Sublease, including, but not limited to, the payment of Monthly Base Rent and/or additional rent, Sublandlord may, at its discretion, use, apply or retain the whole or any part of the Security so deposited to the extent required for the payment of any Monthly Base Rent and additional rent; or any other sum as to which Sublandlord may be entitled or which it may expend by reason of Subtenant’s default.

b)
If Sublandlord applies or retains all or any portion of the Security delivered hereunder, Subtenant shall forthwith restore the amount so applied or retained so that all times the amount deposited shall be not less than the Security required hereunder.

c)
If Subtenant fully faithfully complies with all of the terms, provisions, covenants, and conditions of this Sublease, the Security shall be returned without interest to Subtenant within ten (10) days following the Termination Date and after delivery of entire possession of the Subleased Premises to Sublandlord in accordance with and in the condition required by this Sublease and receipt of acknowledgement from Overlandlord to Sublandlord that the Premises are damage free and that no deductions

8

have been made against Tenant’s Security Deposit for Subtenant’s actions during its tenancy (unless Subtenant enters into a lease with Overlandlord as set forth above.
19.    Notices.

a)	In all provisions of the Principal Lease requiring that Sublandlord, as tenant thereunder, notify Overlandlord, Subtenant shall be required to give notice to both Sublandlord and Overlandlord.

b)
All notices, demands, requests, defaults and termination to be given in connection with this Sublease (collectively, “notices”) shall be in writing and shall be sent by receipted personal delivery, by registered or certified U.S. mail, return receipt requested, or by Federal Express, Airborne Express, or other national overnight air courier, to Sublandlord at NTT DATA, Inc., Attention: VP-Facilities, 5601 Granite Parkway, Suite 1000, Plano, Texas 75024 with a copy to “NTT DATA Contract/Legal Services” at 100 City Square, Boston, Massachusetts 02129, and to Subtenant at the Subleased Premises. Either party may change the address or person to receive notices upon written notice to the other. All notices shall be deemed effective upon receipt or rejection, if sent by personal delivery, three (3) days after prepaid tender, if sent by air courier or U.S. mail.

20.    Miscellaneous

a)	This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

b)	The section headings are inserted only for convenience and reference and in no way, define, limit, or describe the scope of this Sublease nor the intent of any provision hereof.

c)
The provisions of this Sublease constitute, and are intended to constitute, the entire agreement of the parties to this Sublease. No terms, conditions, representations, warranties, promises or under takings of any nature whatever, express or implied, exist between the parties except as herein expressly set forth.

d)
Any executory agreement hereafter made between Sublandlord and Subtenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by the parties hereto and consented to by Overlandlord and all Third Parties to the extent, if required by the Principal Lease and/or any such party’s consent to this Sublease.

e)
If any term, covenant, condition or provision of this Sublease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full three and effect, and shall in no way be impaired or

9

invalidated and shall be construed (to the extent possible) in such a way as to give effect to the intent of the invalid, void, or unenforceable provision in question.

f)	This Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided herein.

g)
Sublandlord and Subtenant warrant and represent to each other that their respective undersigned representatives have all due power and authority to execute this Sublease on their respective behalf and that all necessary corporate or similar action has been taken to ensure the binding effect of the terms and provisions of this Sublease.

h)
Each right and remedy of Sublandlord or Subtenant provided for in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise.

i)
It is understood and agreed that the obligations of Sublandlord under this Sublease shall not be binding upon Sublandlord with respect to any period subsequent to the transfer of its interest in the Principal Lease, and that in the event of such transfer said obligations shall thereafter be binding upon the transferee of the Sublandlord’s interest as tenant under the Principal Lease, but only with respect to the period ending with a subsequent transfer thereof.

j)
Sublandlord and Subtenant hereby waive, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties or their successors arising out of this Sublease or Subtenant’s occupancy of the Sublease Premises.

k)	This sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Sublease.

l)
If required by Sublandlord or Overlandlord, Subtenant, at its sole expense, agrees to restore the Subleased Premises to its present condition at the termination of the Sublease in the event that it elects (with all appropriate consent) to make alterations to the space.

m)	Access to after hours HVAC is governed by the Principal Lease at Article 31.2. Subtenant agrees to pay any and all separately metered utility charges for its space.

n)	The parties agree that any rights to expand, contract, terminate, extend or renew the lease as provided under the Principal lease are not applicable to this Sublease.
(SIGNATURES ON FOLLOWING PAGE)

10

IN WITNESS, WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first written above,
NTT DATA, Inc., (“Sublandlord”)    WITNESS:
/s/ Patrick McInroe        /s/ Shelly K. Christianson
Signature
Patrick McInroe
Name
VP of R.E.
Title
4/18/17
Date
Cinedigm Corp     WITNESS:
(“Subtenant”)
/s/ William S. Sondheim        /s/ Jonathan P. Donahue
Signature
William S. Sondheim
Name
President
Title
4/18/17
Date

11

EXHIBIT A
Subleased Premises
Floor Plan

EXHIBIT B
Principal Lease provided under separate cover